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                                                                    EXHIBIT (12)

ZENITH ELECTRONICS CORPORATION
EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                       Nine months
                                                          ended
                                                      September 26,             Year ended December 31,
                                                      -------------  ----------------------------------------------
                                                          1998          1997      1996     1995      1994      1993
Earnings
- --------
  Pre-Tax Income/(Loss) from continuing operations       $(187.8)    $(300.2)  $(177.6)  $(98.5)   $(14.8)   $(93.2)
  adjustment: Fixed Charges                                (42.2       (34.9)    (18.0)   (25.9)    (21.7)    (19.2)
  less: Capitalized Interest                                 -           4.1       2.3      -         -         -
                                                         -------     -------   -------   ------    ------    ------
    Earnings - for ratio purposes                        $(145.6)    $(269.4)  $(162.1)  $(72.6)   $  6.9    $(74.0)

Fixed Charges
- -------------
  Interest Expense                                       $  33.2     $  25.5   $  15.1   $ 19.9    $ 15.9    $ 15.5
  Interest Capitalized                                       -          (4.1)     (2.3)     -         -         -
  Est'd interest equivalent in Rent expense                  6.6         7.8       3.8      4.6       4.1       2.7
  Est'd Amortization of debt expenses                        2.4         5.7       1.4      1.4       1.7       1.0
                                                         -------     -------   -------   ------    ------    ------
  Total                                                  $  42.2        34.9      18.0     25.9      21.7      19.2

Ratio
- -----
  Deficiency of earnings to cover fixed charges          $ 187.8     $ 300.2   $ 177.8   $ 98.5    $ 14.8    $ 93.2
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